Exhibit 10.1

FIRST AMENDMENT TO SENIOR SECURED NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED NOTE PURCHASE AGREEMENT is dated as of August 9, 2019, by and among NOVATION COMPANIES, INC., a Maryland corporation (“Issuer”), each of those Subsidiaries of the Issuer identified as a “Guarantor” on the signature pages hereto and such other Subsidiaries of the Issuer as may from time to time become a party hereto (each a “Guarantor” and collectively, the “Guarantors”), the Noteholders listed on the signature page hereof (together with such Persons who may become Noteholders hereunder from time to time, each a “Noteholder” and collectively, the “Noteholders”), and Wilmington Savings Fund Society, FSB as Collateral Agent (the “Collateral Agent”) (the “Amendment”).

R E C I T A L S

A.     Issuer, the Guarantors, the Noteholders and the Collateral Agent are parties to that certain Senior Secured Note Purchase Agreement dated as of July 27, 2017 (as amended, modified or supplemented, the “Note Purchase Agreement”).

B.     Issuer’s obligations under the Note Purchase Agreement are further evidenced by Notes executed by Issuer payable to the Noteholders.

C.     On April 1, 2019, Issuer made an interest payment in an amount equal to $1,337,839.19 (One million three hundred and thirty-seven thousand eight hundred and thirty-nine dollars and nineteen cents) which exceeded the amount due under the Amended and Restated Notes (as defined herein) by $1,125,382.59 (One million one hundred and twenty-five thousand three hundred and eighty-two dollars and fifty-nine cents) (the “April 2019 Payment Surplus”).

D.     On July 1, 2019, Issuer made an interest payment in an amount equal to $1,323,316.35 (One million three hundred and twenty-three thousand three hundred and sixteen dollars and thirty-five cents) which exceeded the amount due under the Amended and Restated Notes (as defined herein) by $1,110,859.75 (One million one hundred and ten thousand eight hundred and fifty-nine dollars and seventy-five cents) (the “July 2019 Payment Surplus”, and, together with the April 2019 Payment Surplus, the “2019 Payment Surplus”).

E.     The parties desire to amend the Note Purchase Agreement and the Notes to, among other things, adjust the Applicable Rate in effect as of April 1, 2019 and to provide Issuer a credit against future interest payments in an amount equal to the 2019 Payment Surplus, on the terms as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Same Terms. All terms used herein which are defined in the Note Purchase Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Note Purchase Agreement and the Notes to the “Agreement” shall mean the Note Purchase Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

“Amended and Restated Notes” shall mean collectively the amended and restated senior secured notes issued by Issuer hereunder in substantially the form of Exhibit A attached hereto.

“Effective Date” means August 9, 2019.

“Modification Papers” means this Amendment, the Amended and Restated Notes and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2.     Conditions Precedent. The transactions contemplated by this Amendment shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of the Noteholders, unless waived in writing by the Noteholders:

A.     Amendment. This Amendment shall be fully executed by the parties hereto.

B.     Amended and Restated Notes. The Amended and Restated Notes shall be executed and delivered to the Noteholders.

C.     Shares of Common Stock of Issuer. Issuer shall issue an aggregate of nine million (9,000,000) shares of common stock of Issuer to the Noteholders to be allocated ratably among the Noteholders as set forth on Schedule 1 attached hereto.

D.     Warrants. Issuer shall issue warrants substantially in the form of Exhibit B attached hereto to purchase an aggregate of twenty-two million two hundred fifty thousand (22,250,000) shares of common stock of Issuer to the Noteholders to be allocated ratably among the Noteholders as set forth on Schedule 1 attached hereto.

E.     Further Assurances. Execution and/or delivery of all other agreements, instruments and documents requested by the Noteholders to effectuate and implement the terms hereof.

F.     Representations and Warranties. All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date.

G.     No Event of Default. After giving effect to this Amendment, no Event of Default shall have occurred and be continuing.

3.     Amendments to Note Purchase Agreement. On the Effective Date, the Note Purchase Agreement shall be amended as follows:

A.     Section 1.1 of the Note Purchase Agreement shall be amended by amending and restating the definition of “Applicable Rate” in its entirety to read as follows:

“Applicate Rate” shall have the meaning set forth in Section 2 of the Notes.

B.     Section 1.1 of the Note Purchase Agreement shall be amended by adding the following new definitions in their proper alphabetical order:

“Excess Cash Flow” shall mean Consolidated Net Income plus depreciation and amortization expense of the Issuer and its Subsidiaries for such period less the sum of, without duplication, (i) all cash principal payments on the Notes made during such period and all cash payments on Indebtedness (other than Indebtedness incurred under this Agreement) of the Issuer or its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (ii) any capital expenditures made by the Issuer or its Subsidiaries during such period, (iii) fees and expenses paid in cash and incurred in connection with any amendments or other modifications to this Agreement or the Notes, (iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of the Issuer or its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) fees and expenses paid in cash and incurred in connection with any consummated Permitted Acquisition and (vi) the excess, if any of working capital at the end of such period over working capital at the beginning of such period (or plus the excess, if any, of the working capital at the beginning of such period over working capital at the end of such period).

“First Amendment Effective Date” shall mean August 9, 2019.”

C.     The Note Purchase Agreement shall be amended by adding the following as a new Section 2.9 to the Note Purchase Agreement to read as follows:

“Section 2.9     Mandatory Prepayment.

Contemporaneously with the delivery to the Noteholders of annual financial statements pursuant to Section 5.1(a) hereof, commencing with the delivery to the Noteholders of the financial statements for the fiscal year ended on December 31, 2019 or, if such financial statements are not delivered to the Noteholders on the date such statements are required to be delivered pursuant to Section 5.1(a) hereof, on the date such statements are required to be delivered to the Noteholders pursuant to Section 5.1(a) hereof, the Issuer shall prepay the outstanding principal amount of the Notes in accordance with Section 2.4 in an amount equal to the result of (to the extent positive) (1) 50% of the Excess Cash Flow of the Issuer and its Subsidiaries for such fiscal year minus (2) the aggregate principal amount of all payments made by the Issuer pursuant to Section 2.5 for such fiscal year (solely to the extent not included in the calculation of Excess Cash Flow). Notwithstanding the foregoing, Excess Cash Flow shall exclude any amounts attributable to periods prior to (x) the First Amendment Effective Date and (y) in the case of any Person that becomes a Subsidiary of the Issuer after the First Amendment Effective Date pursuant to a Permitted Acquisition, the consummation date of such Permitted Acquisition.”

D.     Section 5.4 of the Note Purchase Agreement shall be amended by amending and restating such section in its entirety to read as follows:

“Preserve, renew and keep in full force and effect its corporate or other formative existence and good standing, take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and to maintain its goodwill and comply with all Contractual Obligations and Requirements of Law, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, upon consultation and consent of the Required Noteholders (such consent not to be unreasonably withheld or delayed), the Issuer shall be permitted to liquidate any Guarantor (other than in connection with an Asset Sale) so long as 100% of its assets are distributed to the Issuer or another Guarantor.”

E.     Sections 5.9 of the Note Purchase Agreement shall be amended by amending and restating the introductory clause of such section in its entirety to read as follows:

“Beginning on December 31, 2021, comply with the following financial covenants:”

F.     Exhibit 1.1(b) to the Note Purchase Agreement shall be amended in its entirety by replacing it with Exhibit A attached hereto.

4.     Retroactive Effect. For purposes of clarification, the Applicable Rate as amended herein shall be applied retroactively in accordance with the terms of the Amended and Restated Notes.

5.     Continuation of Obligations. As of the Effective Date, Issuer does hereby agree that it remains liable for the payment and performance of all of the terms, conditions, liabilities, indemnities, and obligations under the Note Purchase Agreement and the Notes, including, without limitation, the Obligations, whether now or hereafter arising or accruing.

6.     Reaffirmation. Issuer hereby represents and agrees that there are no oral agreements which modify any of the Note Purchase Agreement or the Notes and that the Note Purchase Agreement and the Notes, as expressly modified herein, constitute the entire agreement between Issuer and the Noteholders with respect to the Obligations. Nothing herein shall constitute any novation with respect to the Note Purchase Agreement or the Notes. Except as expressly modified herein, all terms, covenants and provisions of the Note Purchase Agreement and the Notes shall remain unaltered and in full force and effect.

7.     Certain Representations. Issuer represents and warrants that, as of the date hereof: (a) Issuer has full power and authority to execute the Modification Papers to which it is a party, and such Modification Papers constitute the legal, valid and binding obligation of Issuer enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Issuer of the Modification Papers to which it is a party.

8.     Limitation on Agreements. Except as expressly set forth herein, the modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Note Purchase Agreement, or (b) to prejudice any right or rights which any Noteholder now has or may have in the future under or in connection with the Note Purchase Agreement, as amended hereby, or any of the other documents referred to herein or therein.

9.     Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

10.     Incorporation of Certain Provisions by Reference. The provisions of Sections 9.1 and 9.2 of the Note Purchase Agreement are incorporated herein by reference for all purposes.

11.     Entirety, Etc. This instrument and the Note Purchase Agreement and the Notes embody the entire agreement between the parties. THIS AMENDMENT AND THE NOTE PURCHASE AGREEMENT AND THE AMENDED AND RESTATED NOTES REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

ISSUER:	NOVATION COMPANIES, INC., a Maryland corporation

By:       /s/ Carolyn Campbell

Name: Carolyn Campbell

Title: Chief Financial Officer

GUARANTORS:	NOVATION HOLDING, INC., a Delaware corporation

By:       /s/ Carolyn Campbell

Name: Carolyn Campbell

Title: Chief Financial Officer

HEALTHCARE STAFFING, INC., a Georgia corporation

By:       /s/ Carolyn Campbell

Name: Carolyn Campbell

Title: Chief Financial Officer

[Signatures Continue on Following Pages]

NOTEHOLDERS:

TABERNA PREFERRED FUNDING II, LTD.

By: TP Management LLC, as attorney-in-fact for Taberna Capital Management, LLC, its Collateral Manager

By:     /s/ Daniel Bass

Name: Daniel Bass

Title:    Authorized Signatory

KODIAK CDO I, LTD.

By: EJF CDO Manager LLC, its Collateral Manager

By: EJF Investments Manager LLC, its Managing Member

By:      /s/ Neal J. Wilson

Name: Neal J. Wilson

Title: Chief Executive Officer

[Signatures Continue on Following Pages]

COLLATERAL AGENT:          Wilmington Savings fund society, FSB

By:       /s/ Haley Harris

Name: Haley Harris

Title: Trust Officer

SCHEDULE 1

Allocation of Shares

Kodiak CDO I, Ltd. – 3,240,000 shares

Taberna Preferred Funding I, Ltd. – 2,880,000 shares

Taberna Preferred Funding II, Ltd. – 2,880,000 shares

Allocation of Warrants

Kodiak CDO I, Ltd. – 8,010,000 shares

Taberna Preferred Funding I, Ltd. – 7,120,000 shares

Taberna Preferred Funding II, Ltd. – 7,120,000 shares

EXHIBIT A

Exhibit 1.1(b)

[FORM OF AMENDED AND RESTATED SENIOR SECURED PROMISSSORY NOTE]

THE OFFER AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS NOTE MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE

$[ ]     [City/State of Issuer]

_________, 2019

FOR VALUE RECEIVED, the undersigned, NOVATION COMPANIES, INC., a Maryland corporation (the "Maker"), hereby promises to pay to the order of [Noteholder], a [jurisdiction and entity], its successors and assigns (collectively, the "Holder"), the principal sum of [AMOUNT] U.S. DOLLARS ($[#########]), together with interest on the outstanding balance hereof at the rate specified herein.

This Amended and Restated Senior Secured Promissory Note (this "Note") is one of the Notes referred to in, and is entitled to the benefits of, the Senior Secured Note Purchase Agreement dated as of July 27, 2017, among the Holder, the Maker and certain other parties (as the same may be amended, the "Note Purchase Agreement"). This Note amends and restates that certain promissory note issued by the Maker to the Holder, dated July 27, 2017 in the principal amount of [AMOUNT] U.S. DOLLARS ($[#########]). The Note Purchase Agreement contains provisions, among others, for the acceleration of the maturity hereof in certain circumstances. All capitalized terms used herein and not otherwise defined will have the meanings assigned to such terms in the Note Purchase Agreement, as amended.

Applicable Rate: The unpaid principal balance of the Note will bear interest at the rates set forth below (in each case, as applicable, the “Applicable Rate”):

Period	Interest Rate
From July 27, 2017 through March 31, 2019	LIBOR plus 3.50%
From April 1, 2019 through December 31, 2023	1.00% per annum
From January 1, 2024 through December 31, 2028	2.00% per annum
From January 1, 2029 until the later of (a) the Maturity Date or (b) the date on which all unpaid principal under the Notes, together with all accrued and unpaid interest thereon, is paid in full	10.00% per annum

The Applicable Rate shall be based on a year of 360 days and actual days elapsed. Accrued interest on the unpaid principal balance hereof will be due and payable in arrears commencing on April 1, 2019, and on the first day of each January, April, July and October thereafter (each an "Interest Payment Date") and on the Maturity Date (defined below); provided, however, the 2019 Payment Surplus shall be credited against Maker’s ratable share of the payment obligations due to it under the Note Purchase Agreement as of October 1, 2019 and each succeeding quarter thereafter until the 2019 Payment Surplus is exhausted.

The unpaid principal balance hereof, all accrued and unpaid interest due hereunder and any other amounts due from the Maker to the Holder hereunder will be due and payable on the date (the "Maturity Date") which is the earliest to occur of (a) the date when the payment of this Note has been accelerated pursuant to Section 7.2 of the Note Purchase Agreement, (b) upon the date of redemption set forth in a Redemption Notice pursuant to Section 2.5 of the Note Purchase Agreement (to the extent of the principal amount to be redeemed), or (c) March 30, 2033.

If any payment of principal or interest is not paid on the date when due, and upon the occurrence and during the continuance of any financial covenant, voluntary or involuntary Bankruptcy Event of Default, then any overdue payment and the entire principal amount hereof will bear interest at the rate of 3.0% per annum plus the Applicable Rate and will be payable on demand until such default is cured (if capable of cure) or until all amounts due hereunder are paid in full, which interest is payable upon demand. If any amount due under this Note is not paid when due, the Maker will pay reasonable attorneys' fees and other reasonable costs of collection in accordance with Section 9.6(a) of the Note Purchase Agreement.

Payments hereunder will be made in accordance with Section 2.4 of the Note Purchase Agreement. Subject to the provisions of the next sentence, the Maker may redeem this Note in whole or in part at any time. Any redemption of the Note will be at a redemption price equal to 101% of the principal amount of Notes redeemed plus accrued and unpaid interest thereon, if any, to the redemption date. Any partial prepayment shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

The Maker hereby: (a) waives presentment for payment, demand, notice of protest and all other notices (not expressly provided for in this Note or the Note Purchase Agreement) in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note; (b) agrees that its liability is unconditional without regard to the liability of any other party and will not be affected in any manner by any indulgence, extensions of time, renewal, waiver or modification granted or consented to by the Holder at any time; (c) consents to any and all indulgences, extensions of time, renewals, waivers or modifications granted or consented to by the Holder at any time; and (d) agrees that additional makers, endorsers, guarantors or sureties may become parties to this Note or the Note Purchase Agreement without notice to it and without affecting its liability under this Note.

This Note: (a) may be amended only by a writing signed by the Maker and the Holder; (b) may not be assigned or otherwise transferred, whether by operation of law or otherwise, (i) by the Maker without the prior consent of the Holder or (ii) by the Holder, except as permitted under Section 8.2 of the Note Purchase Agreement; (c) is governed by, and will be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of law rules (other than Section 5-1401 of the New York General Obligations Law); and (d) is binding upon the Maker and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns.

[Signature Page Follows]

SIGNATURE PAGE TO AMENDED AND RESTATED SENIOR SECURED PROMISSORY NOTE

NOVATION COMPANIES, INC.

By:

Title:

EXHIBIT B

FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

[FORM OF] WARRANT

 NOVATION COMPANIES, INC.

Warrant Shares:_____                              Initial Exercise Date: ________, 2019

THIS WARRANT (the “Warrant”) certifies that, for value received, ____________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the ten year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Novation Companies, Inc., a Maryland corporation (the “Company”), up to _______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of common stock of the Company (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.     Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Senior Secured Note Purchase Agreement (the “Note Purchase Agreement”), dated July 27, 2017, as amended, among the Company, certain subsidiaries of the Company as guarantors, the purchasers signatory thereto and Wilmington Saving Fund Society, FSB as collateral agent.

Section 2.     Exercise.

a)     Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise form annexed hereto. Within three (3) Business Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Company shall maintain records showing the number of Warrant Shares purchased, the date of such purchases and the number of Warrant Shares that remain unpurchased. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)     Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.01, subject to adjustment hereunder (the “Exercise Price”).

c)	Mechanics of Exercise.

i.     Delivery of Certificates Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise, at the option of the Holder, either in book entry form on the records of the Company’s transfer agent or by physical delivery in certificated form to the address specified by the Holder in the Notice of Exercise by the date that is five (5) Business Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant is exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(v) prior to the issuance of such shares, having been paid

ii.     Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.     Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.     No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v.     Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi.     Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.     Certain Adjustments.

a)     Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or the other warrants being issued in connection with the Note Purchase Agreement), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Upon any such adjustment, the Company shall deliver to the Holder a new Warrant evidencing the adjustment in the number of Warrant Shares issuable hereunder and in all other respects identical with this Warrant.

b)     Calculations. All calculations under Section 3(a) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of Section 3(a), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

c)     Notice to Holder. Whenever the Exercise Price is adjusted pursuant to Section 3(a) , the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

Section 4.     Transfer of Warrant.

a)     Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)     New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)     Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)     Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144.e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.     Miscellaneous.

a)     No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i).

b)     Notice of Fundamental Transaction. At any time while this Warrant is outstanding, the Company shall give notice with reasonable detail to the Holder at least five (5) Business Days prior to the anticipating taking any of the following actions: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

c)     Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d)     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

e)     Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares, or to take such other action necessary to effect the issuance of the Warrant Shares, upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value and (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant

Except as have been obtained prior to the date hereof and as may be required in connection with any of the events described in Section 3(a), no authorizations, exemptions or consents from any public regulatory body having jurisdiction over the Company are necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action described in Section 3(a) which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f)     Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Note Purchase Agreement.

g)     Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h)     Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.

i)     Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Note Purchase Agreement.

j)     Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)     Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l)     Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or successors and permitted assigns of this Warrant.

m)     Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n)     Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o)     Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NOVATION COMPANIES, INC.
By:__________________________________________ Name: Title:

NOTICE OF EXERCISE

To:     NOVATION COMPANIES, INC.

(1)     ()The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)     () Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number, in the following name on the books and records of the Company’s transfer agent or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(3) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:     _____________________________

Holder’s Address:     _____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.